Exhibit 99.1

T-Mobile and KKR Announce Joint

Venture to Acquire Metronet and Offer

Leading Fiber Solution to More U.S. Consumers

The Un-carrier will expand its broadband portfolio and offer more consumers a differentiated experience, selling fiber internet services provided by the JV using Metronet’s fiber network deployment and management expertise

BELLEVUE, Wash., NEW YORK, NY, and EVANSVILLE, Ind. — July, 24, 2024 — T-Mobile (NASDAQ: TMUS), America’s 5G leader and fastest-growing fixed wireless broadband provider, today announced it has entered into a definitive agreement to establish a joint venture (JV) with leading global investment firm KKR (NYSE: KKR) that will acquire Metronet, including its broadband infrastructure, rapidly growing residential fiber business operations and existing customers. As part of the transaction, the JV will also acquire Oak Hill Capital’s existing stake. Oak Hill Capital will re-invest to retain a minority position and founder John Cinelli will also retain a minority position once the deal closes.

Metronet is uniquely positioned as the fastest-growing pure play fiber company in the U.S. and an experienced independent fiber-to-the-home (FTTH) operator. The company currently reaches more than 2 million homes and businesses across 17 states with fiber solutions built on a state-of-the art broadband platform. Following the transaction’s close, Metronet will become a wholesale services provider for its retail customers and 100% of its residential fiber retail operations and customers will transition to T-Mobile. T-Mobile will have full responsibility for residential customer acquisition and support, leveraging its differentiated retail, marketing, brand and service model, and will utilize Metronet’s deep digital and fiber infrastructure expertise to expand to more households with fiber broadband services. Metronet will focus on build plans, network engineering and design, network deployment, and customer installation. Following the transaction close, Metronet is expected to be self-funding on a go forward basis and it is expected to reach 6.5 million homes passed by the end of 2030. To support this business plan T-Mobile does not expect to make any additional capital contributions to the JV.

“This is a unique opportunity and a smart, capital-efficient deal that enables T-Mobile to profitably build on our success in broadband and provide fast, affordable and reliable connectivity options to millions more customers nationwide as a complement to our wireless growth strategy,” said Mike Sievert, CEO of T-Mobile. “Metronet is the perfect partner for T-Mobile as a leader in fiber solutions with an incredibly fast build pace, and a top-notch management team. Together with KKR’s strong heritage of corporate partnership and global fiber franchise, we will further expand the Un-carrier’s fiber footprint and deliver real value and choice to customers while addressing a growing demand for fast and reliable broadband.”

“As a leading investor in fiber broadband, KKR has a strong track record of building fiber networks in multiple countries around the world. Since our initial investment in Metronet in 2021, the company has grown rapidly, including constructing new fiber infrastructure and adding subscribers in attractive, underserved markets,” said Waldemar Szlezak, Partner, and Global Head of Digital Infrastructure at KKR. “Our new joint venture with T-Mobile will be transformational for the future of the Metronet business. We look forward to benefitting from T-Mobile’s industry-leading customer experience to support the company in reaching its full potential.”

The JV will be complementary to T-Mobile’s already existing 5G Home Internet offering, a fixed wireless solution currently being used in more than 5 million households and businesses nationwide using fallow network capacity over the Un-carrier’s 5G network, and the company’s previously announced fiber partnerships. This expanded portfolio of offerings will help meet continually increasing consumer demand for higher speed and reliable broadband products.

“We could not be prouder to expand our strategic partnership with KKR and form a new one with T-Mobile — two global leaders in 5G wireless connectivity and digital infrastructure,” said Metronet CEO Dave Heimbach. “Metronet’s 100% fiber network delivers symmetrical multi-gigabit internet service directly to homes and businesses, perfectly complementing T-Mobile’s industry-leading 5G mobile and fixed-wireless offerings to meet consumer demand for seamless, ubiquitous connectivity. With this new partnership, Metronet will expand its fiber network faster and farther, reaching millions more households by the end of the decade.”

KKR is making the investment in Metronet through its global infrastructure strategy. The firm first established its global infrastructure strategy in 2008 and has since been one of the most active infrastructure investors around the world, currently managing over $61 billion in infrastructure assets. KKR has significant experience investing in the growth of leading FTTH providers globally with over 25 million homes passed and building more than four million annually. This includes the creation of independent open access wholesale fiber optic network companies in Chile, Colombia, Peru and in the Netherlands and investments in Hyperoptic in the U.K., Telenor Fiber in Norway and Deutsche Glasfaser in Germany. Most recently, KKR announced the closing of its acquisition of Telecom Italia Netco, which owns and operates the entire national copper and fiber fixed line network in Italy.

The transaction is expected to close in 2025, subject to customary closing conditions and regulatory approvals. At closing, T-Mobile is expected to invest approximately $4.9 billion to acquire a 50% equity stake in the JV and 100% of Metronet’s residential fiber retail operations and customers, as well as funding of the JV.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements concerning T-Mobile and the proposed transaction with KKR to acquire Metronet’s broadband infrastructure. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “plan,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction, including anticipated future financial and operating results, T-Mobile’s and the joint venture’s objectives, expectations and intentions, expectations regarding the JV being self-funding and future contributions (or lack thereof), the expected number of homes passed by the JV in the future and the expected timing of completion of the proposed transaction. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the failure to satisfy any of the conditions to the proposed transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the definitive agreements; adverse effects on the market price of T-Mobile’s common stock and on T-Mobile’s operating results because of a failure to complete the proposed transaction in the anticipated timeframe or at all; negative effects of the pendency or consummation of the proposed transaction on the market price of T-Mobile’s common stock and on T-Mobile’s operating results; the risk of litigation or regulatory actions; the possibility that T-Mobile may not fully realize the projected benefits of the proposed transaction within expected timeframes or at all; business disruption during the pendency of or following the proposed transaction; diversion of management time from ongoing business operations due to the proposed transaction; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk that the proposed transaction and its announcement or T-Mobile’s fiber strategy generally could have an adverse effect on the ability of T-Mobile or Metronet to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and other risks and uncertainties detailed in T-Mobile’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including in the sections thereof captioned “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K and Form 10-Q, all of which are filed with the SEC and available at www.sec.gov and www.t-mobile.com. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. T-Mobile assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. References to our and the SEC’s website are inactive textual references only. Information contained on our and the SEC’s website is not incorporated by reference in this communication and should not be considered to be a part of this communication.

Advisors

Citigroup Global Markets Inc. is serving as T-Mobile’s financial advisor on the transaction with Wachtell, Lipton, Rosen & Katz and Davis Wright Tremaine serving as T-Mobile’s legal counsel. Cleary Gottlieb Steen & Hamilton LLP, DLA Piper LLP and Milbank LLP are serving as T-Mobile’s regulatory counsel.

Barclays and Morgan Stanley & Co. LLC are serving as lead financial advisors to KKR, with Goldman Sachs, Mizuho and MUFG also serving as financial advisors. Simpson Thacher is serving as KKR’s legal advisor.

Bank Street Group LLC and TD Securities served as financial advisors to Metronet. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Polsinelli served as legal counsel to Metronet. Lazard served as financial advisor to Oak Hill Capital.

About T-Mobile

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information please visit: https://www.t-mobile.com

About KKR

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKRs website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Group’s website at www.globalatlantic.com.

About Metronet

Metronet is PCMag’s “Fastest Major ISP” for 2023 and 2024, providing multi-gigabit internet service to homes and businesses in cities like Colorado Springs, Des Moines, Indianapolis, Lexington, Norfolk, Tallahassee and more than 300 other communities across 17 states. Expanding its fiber-optic network in more than 90 communities at any one time, Metronet has become the country’s largest and fastest growing privately owned fiber-to-the-home company. More information on the Evansville, Ind.-based company can be found at metronet.com.

T-Mobile US, Inc. Media Relations

MediaRelations@t-mobile.com

T-Mobile Investor Relations Contact

investor.relations@t-mobile.com

https://investor.t-mobile.com

KKR Media Relations

Media@KKR.com

Metronet Media Relations

media@metronet.com